Commercial Lease

1. Names

8Z40

This lease made by A Tambis Holdings, Inc., a Connecticut Corporation (Landlord) and, Nanoviricides, Inc. (Tenant).

2. Premises Being Leased

Landlord is leasing to Tenant and Tenant is leasing from Landlord the following premises: Rooms 202, 204 & 205.
Second Floor
135 Wood Street
West Haven, Connecticut 06516

Parking:

Adjacent parking lot is available for use by tenants and customers only.

3. Term of Lease

This lease begins Mar. 1, 2006 and ends February 28, 2007.

4. Rent

Tenant will pay rent in advance on the first day of each month. Tenant's rent payment will be on Mar.1, 2006 in the amount of $1,500.00 per month for 12 months ending February 28, 2007.
5% increase to $1,575.00 per month for one-year option.

5. Option to Extend Lease

Landlord grants Tenant the option to extend this lease for an additional year with a 5% increase to $1,575.00 per month for one-year.

Tenant may exercise this option only if Tenant is in substantial compliance with the terms of this lease. To exercise this option, Tenant must give Landlord written notice on or before January 31, 2007.

6. Security Deposit

Tenant has no security deposit with Landlord.

7. Improvements by Landlord

Tenant accepts the premises in "as is" condition. Landlord need not provide any repairs or improvements before the lease term begins.

8. Improvements by Tenant

Tenant may make alterations and improvements to the premises after obtaining the Landlord's written consent, which will not be unreasonably withheld. At any time before this lease ends, Tenant may remove any of Tenant's alterations and improvement, as long as Tenant repairs any damage caused by attaching the items to or removing them from premises.

9. Tenant's Use of Premises

Tenant will use the premises for the following business purposes:
Scientific research.

10. Landlord's Representations

The Landlord represents that at the beginning of the lease term, the premises will be properly zoned for Tenant's stated use and will be in compliance with all applicable laws and regulations.

11. Maintenance and Repairs

A. Landlord will maintain and make all necessary repairs to: the roof, structural components, exterior walls and interior common walls of the premises and
B. Landlord will regularly clean and maintain (including snow removal) the parking areas, yards and exterior of the building and remove all litter so that the premises will be kept in an attractive condition.
C. Tenant will clean and maintain Tenant's portion of the building so that it will be kept in an attractive condition and make all necessary repairs herein.

12. Insurance

A. Landlord will carry fire and extended coverage insurance on the building.
B. Tenant will carry general liability insurance; this insurance will include Landlord as an additional insured party. The public liability coverage for personal injury will be in at lease the following amounts:
    - $1,000,000.000 per occurrence, and $2,000,000.00 in general aggregate, and
    - $50,000 or more in fire damage liability, depending on the value of the property within the tenants care and control.
C. Landlord and Tenant release each other from any liability, depending on the value of the property damage or personal injury to the extent of covered by insurance carried by the party suffering the loss, damage or injury.
D. Tenant will notify Landlord within 60 days if coverage is cancelled.

13. Taxes

A. Landlord will pay all real property taxes levied against the premises.
B. Tenant will pay all personal property taxes levied and assessed against Tenant's personal property.

14. Subletting and Assignment
Tenant will not assign this lease or sublet any part of the premises without the written consent of Landlord. Landlord will not unreasonably withhold such consent.

15. Tenant's Defaults
If Tenant defaults in any provision of this Lease and does not correct the same after 5 days written notice from Landlord, and upon any failure to pay rent, Landlord may immediately move to cover the premises from Tenant. Tenant hereby waives all right to a notice to quit as a condition to eviction and jury trail. In any case where Landlord makes the requested correction, or files an eviction action, Tenant shall be liable to Landlord for all sums expended for corrections, evictions, legal action reasonably required hereunder, etc., including reasonable attorney fees and costs.

16. Quiet Enjoyment
As long as Tenant is not in default under the terms of this lease, Tenant will have the right to occupy the premises peacefully and without interference.

17. Eminent Domain
This lease will become void if any part of the lease premises or the building in which the leased premises are located are taken by eminent domain. Landlord shall keep all sums paid to it for any such taking, however Tenant is free to pursue any claim it may have as a result of the same.

18. Indemnity
Subject to the provisions of above Insurance (13), to the fullest extent permitted by law, Tenant hereby waives all claims against Landlord, its agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders (each a "Landlord Party") and the agents, advisors, employees, members, officers, directors, partners, trustees, beneficiaries and shareholders of each Landlord Party (collectively "the Indemnities") for damage to any property or injury to or death of any person in, upon or about the Premises or the Property arising at any time and from any cause, and Tenant shall hold Indemnities harmless from and defend Indemnities from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including reasonable attorney's fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Premises by Tenant or persons claiming under Tenant, except such as is caused by the sole negligence or willful misconduct of Landlord, its agents, employees or contractors, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees in, upon or about the Property, or (iii) arising out of any breach or default by Tenant under this Lease; except to the extent arising out of Landlord's negligence or willful misconduct. The foregoing shall include investigation costs and expenses incurred by Landlord in connection with any claim or demand made under this Section.

19. Disputes
If a dispute arises, the parties will try in good faith to settle it through mediation conducted by a mediator to be mutually selected. The parties will share the costs of the mediator equally. Each party will cooperate fully and fairly with the mediator and will attempt to reach a mutually satisfactory compromise to the dispute. If the dispute is not resolved within 30 days after it is referred to the mediator, either party may take the matter to court.

20. Additional Agreements
Tenant agrees to provide the following documents: Certificate of Liability Insurance, Additional Insured: A Tambis Holdings, Inc.

Tenants will provide their own dumpster, if needed.

21. Entire Agreement
This is the entire agreement between the parties. It replaces and supersedes any and all oral agreements between the parties, as well as any prior writings.

22. Successors and Assignees
This lease binds and benefits the heirs, successors and assignees of the parties.

23. Notices
All notices must be in writing. A notice may be delivered to a party at the address that follows a party's signature or to a new address that a party designates in writing. A notice may be delivered:

- In person
- By certified mail, or
- By overnight courier

24. Governing Law
This lease will be governed by and construed in accordance with the laws of the State of Connecticut.

25. Counterparts
The parties may sign several identical counterparts of this lease. Any fully signed counterpart shall be treated as an original.

26. Waiver
If one party waives any term or provision of this lease at any time, that waiver will be effective only for the specific instance and specific purpose for which the waiver was given. If either party fails to exercise or delays exercising any of its rights or remedies under this lease, that party retains the right to enforce that term or provision at a later time.

27. Sever ability
If any court determines that any provision of this lease is invalid or unenforceable, any invalidity or unenforceability will affect only that provision and will not make any other provision of this lease invalid or unenforceable and shall be modified, amended or limited only to the extend necessary to render it valid and enforceable.

28. Mechanic's Liens
Tenant shall keep the entire premises free of any and all mechanic's liens. Any such mechanic's liens not released within 10 days maybe settled and paid by Landlord and all such sums shall be considered additional rent due hereunder and immediately due and payable.

29. Access
Tenant shall provide Landlord with all necessary keys, alarm codes, etc. for emergency access to the leased premises.

LANDLORD

A Tambis Holdings, Inc.
A Connecticut Corporation
135 Wood Street
West Haven, Connecticut 06516

Dated: 3/1/06

By: ______________________
Thomas A. Tambis
President

TENANT

Nanoviricides, Inc.
A Connecticut Corporation
135 Wood Street
West Haven, Connecticut 06516

Dated: 3/1/06

By: ______________________
Anil Diwan
President